FOR IMMEDIATE RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3200
E-Mail: ahopkins@washreit.com	Fax 301-984-9610
www.washreit.com

February 13, 2020

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND YEAR-END OPERATING RESULTS FOR 2019
Washington Real Estate Investment Trust ("WashREIT” or the “Company”) (NYSE: WRE), a leading owner and operator of commercial and multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter and year ended December 31, 2019:

Full-Year 2019 Financial Results

•	Net income attributable to controlling interests was $383.6 million, or $4.75 per diluted share, including net gains on the sale of real estate of $399.0 million

•	NAREIT FFO(1) was $1.66 per diluted share

•	Core FFO(1) was $1.71 per diluted share

Fourth Quarter 2019 Financial Results

•	Net income attributable to controlling interests was $54.2 million, or $0.66 per diluted share

•	NAREIT FFO was $0.39 per diluted share

•	Core FFO was $0.40 per diluted share

2019 Operational Highlights

•	Same-store(2) Net Operating Income (NOI)(3) decreased by 0.2% and cash NOI increased by 0.5% from 2018

•	Same-store Office NOI decreased by 4.6% and cash NOI decreased by 3.6% compared to 2018

•	Same-store Multifamily NOI and cash NOI increased by 4.6% for the year

•	Same-store Other NOI increased by 3.4% and cash NOI increased by 4.9% for the year

•	Ended the year with a net debt to adjusted EBITDA(4) ratio of 5.6x

2019 Transaction Activity

•	Acquired the Assembly Portfolio, a 2,113 unit multifamily portfolio for approximately $461.2 million

•	Acquired Cascade at Landmark, a 277 unit multifamily asset in Alexandria, VA for approximately $69.8 million

•	Sold Quantico Corporate Center for approximately $33.0 million

•	Sold eight retail assets for approximately $562.0 million

•	Sold 1776 G Street for approximately $129.5 million

•
Entered into a contract to sell John Marshall II for approximately $63.4 million. The transaction is expected to close on March 26, 2020 and would eliminate the Company's remaining exposure to single tenant assets.

"2019 was a pivotal year for WashREIT on multiple fronts. We executed $1.3 billion of strategic transactions– a company record– to streamline and de-risk our portfolio and improve our ability to drive value creation," said Paul T. McDermott, President and CEO of WashREIT. "In addition to our transformative capital allocation, we exceeded our commercial leasing targets for 2019 and addressed the vast majority of our 2020 expirations. Looking ahead, we expect key lease commencements and multifamily value-creation to drive strong growth in the second half of 2020 and strong year-over-year growth in 2021."

Washington Real Estate Investment Trust

Operating Results

The Company's overall portfolio NOI for the fourth quarter was $50.1 million, compared to $46.1 million in the same period one year ago and $49.6 million in the third quarter of 2019. Same-store portfolio NOI decreased by 0.2% for the full year and 2.0% for the fourth quarter on a year-over-year basis. The Company's overall portfolio ending occupancy (5) was 92.8%, compared to 93.1% at year-end 2018. Same-store portfolio ending occupancy (6) was 92.1% compared to 93.9% at year-end 2018.

Same-store portfolio by sector:

▪
Office: 48% of Q4 2019 Same-Store NOI - Same-store NOI decreased by 4.6% and cash NOI decreased by 3.6% for the full year. Same-store NOI decreased by 6.9% and cash NOI decreased by 6.1% for the fourth quarter compared to the same period a year ago. The full-year decrease was primarily driven by the termination of a prior lease at Watergate 600 that has largely been re-leased and occupied. The fourth quarter decrease was largely driven by the aforementioned lease termination as well as the previously anticipated vacancy at 1220 19th Street, the majority of which has been re-leased. Same-store ending occupancy decreased by 510 basis points year-over-year and 40 basis points sequentially to 88.5% primarily due to the aforementioned lease termination that enabled the re-leasing of the majority of the space. The overall office portfolio was 89.6% occupied and 91.9% leased at year-end.

▪
Multifamily: 43% of Q4 2019 Same-Store NOI - Same-store NOI and cash NOI increased by 4.6% for the full year. Same-store NOI increased by 4.6% and cash NOI increased by 4.8% for the fourth quarter on a year-over-year basis. The Company achieved 340 basis points of blended year-over-year lease rate growth(7) comprised of 430 basis points of renewal rate growth and 220 basis points of new lease rate growth reflecting strong demand for our value-oriented assets and the success of our daily pricing strategy which allows us to optimize rental income growth. Same-store ending occupancy increased by 20 basis points year over year and decreased by 10 basis points sequentially to 95.0%. The overall multifamily portfolio was 94.9% occupied and 96.4% leased at year-end.

▪
Other: 9% of Q4 2019 Same-Store NOI - Same-store NOI increased by 3.4% and cash NOI increased by 4.9% for the full year. Same-store NOI decreased by 3.6% and cash NOI decreased by 0.1% year-over-year in the fourth quarter due to one-time benefits that impacted the fourth quarter of 2018. Same-store ending occupancy increased by 100 basis points year-over-year and 190 basis points sequentially to 90.9% and was 92.8% leased at year-end.

Leasing Activity

During 2019, WashREIT signed new and renewal commercial leases as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office (a)	200,000	10.5	4.3	$58.38	25.2%	$106.02	$31.52
Other	68,000	7.6	4.0	19.28	16.8%	31.14	8.85
Total (b)	268,000	9.7	4.2	48.41	23.1%	86.91	25.74

Renewal:
Office	207,000	9.6	8.9	$44.69	9.7%	$30.81	$12.77
Other	50,000	4.6	0.2	31.67	21.8%	—	3.03
Total (b)	257,000	8.6	7.2	42.15	12.0%	24.79	10.86

(a) Office tenant improvements per foot per year of term for new leases were approximately $10.10 driven by the 51,000 square foot lease signed at Watergate 600 in Q1 that had no free rent associated with it
(b) Excludes leasing activity at properties sold during the year

Washington Real Estate Investment Trust

During the fourth quarter, WashREIT signed commercial leases totaling 120,000 square feet, including 55,000 square feet of new leases and 65,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office	46,000	7.8	6.9	$57.63	33.7%	$69.88	$25.34
Other (a)	9,000	14.9	6.4	61.86	1.8%	127.02	42.59
Total	55,000	8.9	6.8	58.28	27.2%	78.71	28.01

Renewal:
Office (b)	57,000	8.7	6.5	$47.03	26.7%	$36.99	$20.15
Other	8,000	5.0	1.1	39.33	8.9%	—	2.45
Total	65,000	8.2	5.8	46.06	24.5%	32.33	17.92

(a) Tenant improvements per square foot for Other new leases were high in the fourth quarter due to a 16-year lease signed at Spring Valley Village to a high-quality credit tenant
(b) Excludes leasing activity at properties sold during the quarter

2020 Guidance

Full Year 2020
Core FFO per diluted share (a)	$1.53 - $1.59
Same-Store NOI Growth	1.0% - 2.0%
Multifamily	3.25% - 4.25%
Office	(1.0%) - 1.0%
Other NOI	$13.25 million - $13.75 million
Non Same-Store Multifamily NOI	$28.25 million - $29.25 million
Transactions
Acquisitions	$0
Dispositions (b)	$63.4 million
Corporate Expenses
G&A and Leasing Expenses	$22.25 million - $23.25 million
Interest Expense	$42.25 million - $43.25 million
Development Expenditures	$42.5 million - $47.5 million

(a) Subsequent to the third quarter earnings call, the Company issued approximately 1.4 million shares through its at-the-market
(ATM) program at an average price of $30.77 for gross proceeds of $43.7 million. On a combined basis, the ATM issuance and expected sale of John Marshall II reduced our 2020 Core FFO guidance by approximately $0.035 per share.
(b) Represents the sale of John Marshall II, which will reduce NOI by approximately $1.1 million per quarter

The non same-store multifamily properties in 2020 consist of the Assembly Portfolio, Cascade at Landmark, and the Trove multifamily development. John Marshall II is the only non same-store office property in 2020.

WashREIT's 2020 Core FFO guidance is based on a number of factors, many of which are outside the Company's control and all of which are subject to change. WashREIT may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but WashREIT undertakes no obligation to do so.

Washington Real Estate Investment Trust

2020 Guidance Reconciliation Table

A reconciliation of projected net loss attributable to the controlling interests per diluted share to projected Core FFO per diluted share for the year ending December 31, 2020, reflecting the dispositions assumptions above, is as follows:

	Low	High
Net income attributable to the controlling interests per diluted share(a)	$0.08	$0.14
Real estate depreciation and amortization(b)	1.45	1.45
NAREIT FFO per diluted share	1.53	1.59
Core adjustments	—	—
Core FFO per diluted share	$1.53	$1.59

(a) Excludes gains or losses on sale of real estate
(b) Includes impact from planned disposition during the year

Dividends

On January 6, 2020, WashREIT paid a quarterly dividend of $0.30 per share.

WashREIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on March 31, 2020 to shareholders of record on March 17, 2020.

Conference Call Information

The Conference Call for Full Year and Fourth Quarter 2019 Earnings is scheduled for Friday, February 14, 2020 at 11:00 am ET. Conference Call access information is as follows:

USA Toll Free Number:        1-877-407-9205
International Toll Number:    1-201-689-8054

The instant replay of the Conference Call will be available until Friday, February 28, 2020 at 11:00 pm ET.

USA Toll Free Number:        1-877-481-4010
International Toll Number:    1-919-882-2331
Conference ID:         56869

The live on-demand webcast of the Conference Call will be available on the Investor section of WashREIT's website at www.washreit.com.

About WashREIT

WashREIT owns and operates uniquely positioned real estate assets in the Washington D.C. metro area. Backed by decades of experience, expertise and ambition, we create value by transforming insights into strategy and strategy into action. The Company's portfolio of 46 properties includes approximately 3.9 million square feet of commercial space and 6,861 multifamily apartment units. These 46 properties consist of 22 multifamily properties, 16 office properties, and 8 retail centers. Our shares trade on the NYSE and our company currently has an enterprise value of more than $3.5 billion. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation's most competitive real estate markets.
Note: WashREIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.

Washington Real Estate Investment Trust

Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the risks associated with the ownership of real estate in general and our real estate assets in particular; the risk that any of the assumptions on which our updated 2020 earnings guidance is based are incorrect, the risk of failure to enter into and/or complete contemplated dispositions, at all, within the price ranges anticipated and on the terms and timing anticipated; the economic health of the greater Washington Metro region; changes in the composition of our portfolio; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to ecommerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber attacks; weather conditions and natural disasters; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2018 Form 10-K and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts

(1) NAREIT Funds From Operations (“FFO”) is a non-GAAP measure. It is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in its NAREIT FFO White Paper - 2018 Restatement as net income (computed in accordance with GAAP) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate, and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WashREIT's operating portfolio and affect the comparative measurement of WashREIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and related to executive retirements or resignations, (4) property impairments, casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WashREIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store”, “non-same-store” or "other." Same-store properties include properties that were owned for the entirety of the year being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the year being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the year being compared. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

(3)Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We believe that NOI and cash NOI are useful performance measures because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and cash NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each of NOI and cash NOI as a supplement to net income, calculated in accordance with GAAP. Neither represents net income or income from continuing operations, in either case calculated in accordance with GAAP. As such, NOI and cash NOI should not be considered alternatives to these measures as an indication of our operating performance.

(4) Net Debt to Adjusted EBITDA represents net debt as of period end divided by adjusted EBITDA for the period, as annualized (i.e. three months

Washington Real Estate Investment Trust

periods are multiplied by four) or on a trailing 12 month basis. We define net debt as the total outstanding debt reported as per our consolidated balance sheets less cash and cash equivalents at the end of the period. Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expense and gain from non-disposal activities. We consider Adjusted EBITDA to be an appropriate performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA and Net Debt to Adjusted EBITDA are a non-GAAP measures.

(5) Average Occupancy is based on monthly occupied net rentable square footage or monthly occupied multifamily units as a percentage of total net rentable square footage or total multifamily units, respectively.

(6) Ending Occupancy is calculated as occupied square footage or multifamily units as a percentage of total square footage or multifamily units, respectively, as of the last day of that period.

(7) Lease rate growth, which we sometimes refer to as "trade-out", is defined as the average percentage change in effective rent (net of concessions) for a new or renewed lease compared to the prior lease based on the move-in date.

Ending Occupancy Levels by Same-Store Properties (i) and All Properties
	Ending Occupancy
	Same-Store Properties		All Properties
	December 31,		December 31,
	2019	2018	2019	2018
Multifamily (calculated on a unit basis)	95.0%	94.8%	94.9%	94.8%

Multifamily	94.9%	94.8%	94.8%	94.8%
Office	88.5%	93.6%	89.6%	92.3%
Other (ii)	90.9%	89.9%	90.9%	91.9%

Overall Portfolio	92.1%	93.9%	92.8%	93.1%

(i) Same-store properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. Same-store properties exclude:

Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Office - Arlington Tower
Held for sale:
Office - John Marshall II
Sold properties (classified as continuing operations):
Office - 1776 G Street, Quantico Corporate Center, Braddock Metro Center and 2445 M Street
Discontinued operations:
Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(ii) Same-Store Other consists of retail properties not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village. "Other" properties include discontinued operations.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
OPERATING RESULTS	2019	2018	2019	2018
Revenue
Real estate rental revenue	$80,667	$71,740	$309,180	$291,730
Expenses
Real estate expenses	30,611	25,654	115,580	105,592
Depreciation and amortization	38,812	28,692	136,253	111,826
Real estate impairment	—	—	8,374	1,886
General and administrative expenses	5,853	5,352	24,370	22,089
Lease origination expenses	412	—	1,698	—
	75,688	59,698	286,275	241,393
Other operating income
Gain on sale of real estate	61,007	—	59,961	2,495
Real estate operating income	65,986	12,042	82,866	52,832
Other expense
Interest expense	(11,788)	(12,346)	(53,734)	(50,501)
Loss on extinguishment of debt	—	—	—	(1,178)
	(11,788)	(12,346)	(53,734)	(51,679)
Income (loss) from continuing operations	54,198	(304)	29,132	1,153
Discontinued operations
Income from operations of properties sold or held for sale	—	5,992	16,158	24,477
Gain on sale of real estate	—	—	339,024	—
Loss on extinguishment of debt	—	—	(764)	—
Income from discontinued operations	—	5,992	354,418	24,477
Net income	54,198	5,688	383,550	25,630
Less: Net income attributable to noncontrolling interests in subsidiaries	—	—	—	—
Net income attributable to the controlling interests	$54,198	$5,688	$383,550	$25,630

Income (loss) from continuing operations	$54,198	$(304)	$29,132	$1,153
Depreciation and amortization	38,812	28,692	136,253	111,826
Real estate impairment	—	—	8,374	1,886
Gain on sale of depreciable real estate, net	(61,007)	—	(59,961)	(2,495)
Funds from continuing operations (1)	32,003	28,388	113,798	112,370

Income from discontinued operations	—	5,992	354,418	24,477
Discontinued operations real estate depreciation and amortization	—	2,417	4,926	9,402
Gain on sale of real estate	—	—	(339,024)	—
Funds from discontinued operations	—	8,409	20,320	33,879

NAREIT funds from operations(1)	$32,003	$36,797	$134,118	$146,249

Non-cash loss (gain) on extinguishment of debt	—	—	(244)	1,178
Tenant improvements and leasing incentives	(6,857)	(10,730)	(15,898)	(23,535)
External and internal leasing commissions capitalized	(2,700)	(3,556)	(6,371)	(5,856)
Recurring capital improvements	(4,345)	(2,110)	(6,746)	(3,954)
Straight-line rents, net	(763)	(959)	(3,266)	(4,343)
Non-cash fair value interest expense	(178)	(214)	(778)	(865)
Non-real estate depreciation & amortization of debt costs	1,030	989	5,005	3,887
Amortization of lease intangibles, net	504	372	2,183	1,842
Amortization and expensing of restricted share and unit compensation	1,479	1,682	7,743	6,746
Funds available for distribution(4)	$20,173	$22,271	$115,746	$121,349

Washington Real Estate Investment Trust

		Quarter Ended December 31,		Year Ended December 31,
Per share data:		2019	2018	2019	2018
Income from continuing operations	(Basic)	$0.66	$—	$0.36	$0.01
	(Diluted)	$0.66	$—	$0.36	$0.01
Net income attributable to the controlling interests	(Basic)	$0.66	$0.07	$4.75	$0.32
	(Diluted)	$0.66	$0.07	$4.75	$0.32
NAREIT funds from operations	(Basic)	$0.39	$0.46	$1.67	$1.85
	(Diluted)	$0.39	$0.46	$1.66	$1.84

Dividends declared		$0.30	$0.30	$1.20	$1.20

Weighted average shares outstanding – basic		81,220	79,748	80,257	78,960
Weighted average shares outstanding – diluted		81,313	79,748	80,335	79,042

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31,
	2019	2018
Assets
Land	$566,807	$526,572
Income producing property	2,392,415	2,055,349
	2,959,222	2,581,921
Accumulated depreciation and amortization	(693,610)	(669,281)
Net income producing property	2,265,612	1,912,640
Properties under development or held for future development	124,193	87,231
Total real estate held for investment, net	2,389,805	1,999,871
Investment in real estate sold or held for sale, net	57,028	203,410
Cash and cash equivalents	12,939	6,016
Restricted cash	1,812	1,624
Rents and other receivables	65,259	63,962
Prepaid expenses and other assets	95,149	123,670
Other assets related to properties sold or held for sale	6,336	18,551
Total assets	$2,628,328	$2,417,104

Liabilities
Notes payable, net	996,722	$995,397
Mortgage notes payable, net	47,074	48,277
Line of credit	56,000	188,000
Accounts payable and other liabilities	71,136	57,946
Dividend payable	24,668	24,022
Advance rents	9,353	9,965
Tenant security deposits	10,595	9,501
Liabilities related to properties sold or held for sale	718	15,518
Total liabilities	1,216,266	1,348,626

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 82,099 and 79,910 shares issued and outstanding, as of December 31, 2019 and December 31, 2018 respectively	821	799
Additional paid-in capital	1,592,487	1,526,574
Distributions in excess of net income	(183,405)	(469,085)
Accumulated other comprehensive income	1,823	9,839
Total shareholders' equity	1,411,726	1,068,127
Noncontrolling interests in subsidiaries	336	351
Total equity	1,412,062	1,068,478
Total liabilities and equity	$2,628,328	$2,417,104

Washington Real Estate Investment Trust

The following tables contain reconciliations of same-store net operating income to net income attributable to the controlling interests for the periods presented (in thousands):

Quarter Ended December 31, 2019	Multifamily	Office	Other	Total
Same-store net operating income(3)	$15,485	$17,611	$3,235	$36,331
Add: Net operating income from non-same-store properties(3)	6,427	7,298	—	13,725
Total net operating income(2)	$21,912	$24,909	$3,235	$50,056
Add/(deduct):
Interest expense				(11,788)
Depreciation and amortization				(38,812)
General and administrative expenses				(5,853)
Lease origination expenses				(412)
Gain on sale of real estate				61,007
Income from continuing operations				54,198
Discontinued operations:
Income from operations of properties sold or held for sale				—
Net income				54,198
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$54,198

Quarter Ended December 31, 2018	Multifamily	Office	Other	Total
Same-store net operating income(3)	$14,803	$18,910	3,357	$37,070
Add: Net operating income from non-same-store properties(3)	—	9,016	—	9,016
Total net operating income(2)	$14,803	$27,926	$3,357	$46,086
Add/(deduct):
Interest expense				(12,346)
Depreciation and amortization				(28,692)
General and administrative expenses				(5,352)
Loss from continuing operations				(304)
Discontinued operations:
Income from operations of properties sold or held for sale				5,992
Net income				5,688
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$5,688

Washington Real Estate Investment Trust

The following tables contain reconciliations of same-store net operating income to net income attributable to the controlling interests for the periods presented (in thousands):

Year Ended December 31, 2019	Multifamily	Office	Other	Total
Same-store net operating income(3)	$60,638	$71,387	$13,468	$145,493
Add: Net operating income from non-same-store properties(3)	16,358	31,749	—	48,107
Total net operating income(2)	$76,996	$103,136	$13,468	$193,600
Add/(deduct):
Interest expense				(53,734)
Depreciation and amortization				(136,253)
General and administrative expenses				(24,370)
Lease origination expenses				(1,698)
Real estate impairment				(8,374)
Gain on sale of real estate				59,961
Income from continuing operations				29,132
Discontinued operations:
Income from operations of properties sold or held for sale				16,158
Gain on sale of real estate				339,024
Loss on extinguishment of debt				(764)
Net income				383,550
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$383,550

Year Ended December 31, 2018	Multifamily	Office	Other	Total
Same-store net operating income(3)	$57,980	$74,799	$13,026	$145,805
Add: Net operating (loss) income from non-same-store properties(3)	(21)	40,354	—	40,333
Total net operating income(2)	$57,959	$115,153	$13,026	$186,138
Add/(deduct):
Interest expense				(50,501)
Depreciation and amortization				(111,826)
General and administrative expenses				(22,089)
Gain on sale of real estate				2,495
Loss on extinguishment of debt				(1,178)
Real estate impairment				(1,886)
Income from continuing operations				1,153
Discontinued operations:
Income from operations of properties sold or held for sale				24,477
Net income				25,630
Less: Net loss attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$25,630

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income to core funds from operations for the periods presented (in thousands, except per share amounts):

		Quarter Ended December 31,		Year Ended December 31,
		2019	2018	2019	2018
Net income		$54,198	$5,688	$383,550	$25,630
Add/(deduct):
Real estate depreciation and amortization		38,812	28,692	136,253	111,826
Gain on sale of depreciable real estate		(61,007)	—	(59,961)	(2,495)
Real estate impairment		—	—	8,374	1,886
Discontinued operations:
Gain on sale of real estate		—	—	(339,024)	—
Real estate depreciation and amortization		—	2,417	4,926	9,402
NAREIT funds from operations(1)		32,003	36,797	134,118	146,249
Add:
Loss on extinguishment of debt		—	—	764	1,178
Restructuring expenses		270	—	3,019	—
Core funds from operations(1)		$32,273	$36,797	$137,901	$147,427

		Quarter Ended December 31,		Year Ended December 31,
Per share data:		2019	2018	2019	2018
NAREIT FFO	(Basic)	$0.39	$0.46	$1.67	$1.85
	(Diluted)	$0.39	$0.46	$1.66	$1.84
Core FFO	(Basic)	$0.40	$0.46	$1.71	$1.86
	(Diluted)	$0.40	$0.46	$1.71	$1.86

Weighted average shares outstanding - basic		81,220	79,748	80,257	78,960
Weighted average shares outstanding - diluted		81,313	79,760	80,335	79,042